Exhibit 99.1

FOR IMMEDIATE RELEASE

MERCANTILE BANKSHARES REPORTS SECOND QUARTER RESULTS

Baltimore, Maryland, July 25, 2006 - Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), today reported that net income for the quarter ended June 30, 2006 was $73.1 million, an increase of 7.7% over net income of $67.9 million for the same period in 2005 and a 3.3% increase over the $70.8 million reported for the first quarter of 2006.

For the quarter ended June 30, 2006, diluted net income per share was $0.59, an increase of 5.4% from the $0.56 reported for the second quarter of 2005.  Adjusted weighted average shares outstanding increased from 121.7 million for the quarter ended June 30, 2005, to 124.3 million for the quarter ended June 30, 2006.  In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Share, average share and per share amounts have been adjusted to give effect to the split.

For the six months ended June 30, 2006, net income was $143.9 million, an increase of 10.2% over the $130.5 million reported for the six months ended June 30, 2005.  Diluted net income per share for the six months ended June 30, 2006 was $1.16, a 7.4% increase over the $1.08 for the six months ended June 30, 2005.  Adjusted weighted average shares outstanding increased from 120.8 million for the six months ended June 30, 2005 to 124.3 million for the six months ended June 30, 2006.

Bankshares also reports cash operating earnings, defined as “GAAP” (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations; securities gains and losses; and other significant gains, losses or expenses (such as those associated with integrating the operations of acquired entities into Bankshares) unrelated to Bankshares’ core operations.  Cash operating earnings totaled $74.4 million for the second quarter of 2006, an increase of 10.8% over the $67.2 million for the same period in 2005 and an increase of 3.2% over the $72.1 million for the first quarter of 2006.  A reconciliation of GAAP basis net income to cash operating earnings can be found at the end of this release.

For the six months ended June 30, 2006, cash operating earnings were $146.5 million, an increase of 12.5% over the $130.2 million reported for the six months ended June 30, 2005.

Mr. Kelly stated:  “As I have said in the past, we are not immune from the difficult interest rate and competitive environment facing banks generally.  We did manage, however, to grow net interest income and earnings in the second quarter while dealing with rising liability costs and intense competition for deposits and loans.  On balance, I think we had a solid quarter.”

Net interest income for the quarter ended June 30, 2006, on a taxable equivalent basis, increased 6.0% to $163.3 million from $154.0 million for the second quarter of 2005.  The increase was due to average earning asset growth. The net interest margin declined 15 basis points from 4.46% for the second quarter of 2005 to 4.31% for the second quarter of 2006.  The decline was due primarily to growth in premium money market accounts and certificates of deposit as customers shifted to these higher rate products; increased competition affecting yields on new loans; and the increase in the overall yield on the investment portfolio lagging the increase in funding costs.  Bankshares paid an average rate of 2.92%

on interest-bearing liabilities during the second quarter of 2006, an increase of 111 basis points over the second quarter of 2005.  By contrast, the yield on average loans and investments increased by 76 basis points and 37 basis points, respectively, from the second quarter of 2005.  The amortization of deferred loan origination costs during the second quarter of 2006 reduced the net interest margin by three basis points compared with the second quarter of last year.  It is anticipated that increased amortization of deferred loan origination costs will continue to affect the margin by an additional one to two basis points per quarter for the next two to three years as the amount amortized builds over the average life of the originated loans.

On a linked-quarter basis, taxable equivalent net interest income increased by 1.9% to $163.3 million from $160.1 million.  The increase in linked-quarter net interest income was attributable to average earning asset growth of $316.2 million partially offset by a five basis point decline in the net interest margin.  The net interest margin decline was attributable primarily to competition for deposits, continued pressure on loan yields and the increase in the investment portfolio yield lagging the increase in funding costs.  The amortization of deferred loan origination costs reduced the increase in the net interest margin by one basis point compared with the first quarter of 2006.

Net interest income, on a taxable equivalent basis, for the first six months of 2006 increased to $323.4 million, or 8.3%, over the $298.7 million for the first six months of 2005 due principally to $1.2 billion in additional average loans outstanding.  The net interest margin decreased from 4.45% to 4.34% as increases in funding costs of 108 basis points outpaced the 69 basis point increase in the yield on earning assets.  Loan yields also reflected the impact of deferred loan origination costs, which reduced the net interest margin by two basis points for the first six months of 2006.

Average earning assets in the second quarter of 2006 increased $1.4 billion, or 9.8%, over the same period in 2005.  Loans averaged $11.9 billion for the second quarter of 2006, an increase of 9.4% over the $10.9 billion for the second quarter of 2005 and an increase of $274.6 million, or 2.4%, on a linked-quarter basis.  The increase in average loans outstanding from the second quarter of 2005 was driven by growth in commercial real estate of $384.9 million, or 11.4%; construction loan growth of $366.1 million, or 25.4%; consumer loan growth of $146.4 million, or 16.3%; and residential mortgage loan growth of $113.2 million, or 6.4%.

Average deposits for the second quarter of 2006 increased 8.1% year-over-year.  Average noninterest-bearing deposits for the second quarter of 2006 increased by $118.0 million, or 3.8%, compared with the same period in 2005.  Total average interest-bearing deposits increased by $799.0 million, or 9.8%, for the second quarter of 2006, compared with the same period in 2005.  The year-over-year increase in average interest-bearing deposits included increases in time deposits and money market accounts partially offset by declines in checking plus interest and savings accounts.

At June 30, 2006, nonperforming assets amounted to $29.3 million, or 0.24% of period-end loans and other real estate owned.  The comparable nonperforming asset ratios were 0.20% and 0.24% at March 31, 2006 and June 30, 2005, respectively.  Loans past due 30-89 days were $38.6 million at June 30, 2006 compared with $60.2 million at March 31, 2006 and $43.7 million at June 30, 2005.

The allowance for loan losses was $142.9 million at June 30, 2006, or 1.19% of period-end loans.  The allowance for loan losses to total loans was 1.21% at March 31, 2006 and 1.38% at June 30, 2005.  The decrease in the allowance for loan losses to total loans from the prior quarter was due to loan growth.  The decrease in the allowance for loan losses to total loans from June 30, 2005 was due primarily to a reclassification in the first quarter of 2006 of $14.0 million out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities.  The allowance for loan losses as a percentage of nonperforming loans decreased from 583.82% at June 30, 2005 to 488.49% at June 30, 2006.  Net recoveries for the quarter ended June 30, 2006 were $1.0 million.  The comparable figures for the quarters ended March 31, 2006 and June 30, 2005 were $0.2 million and $1.0 million, respectively.  No provisions for credit losses were taken for the quarters ended June 30, 2006, March 31, 2006 and June 30, 2005.

Noninterest income, which includes investment and wealth management (“IWM”) fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses, income from nonmarketable investments and other income, increased $4.4 million, or 7.3%, to $64.5 million for the second quarter of 2006 from $60.1 million for the second quarter of 2005.  IWM revenue increased $5.1 million for the second quarter of 2006 from the second quarter of 2005 and $2.7 million from the first quarter of 2006.  The growth in IWM revenue was due principally to additional real estate pension advisory fees of $3.5 million arising out of the restructuring of a major advisory relationship.

Nonmarketable investment income for the second quarter of 2006 increased by $1.7 million over the same period in 2005 due to increases in hedge fund income and higher income from bank-owned life insurance due to better performance and the investment of an additional $50.0 million in the third quarter of 2005.  Higher electronic banking fees, capital market revenues and insurance revenues also contributed to year-over-year increase.  These increases were offset partially by a decline in service charges on deposits and mortgage banking-related fees.  The second quarter of 2005 included $3.4 million in gains from sales of bank-owned premises.

Noninterest income in the second quarter of 2006 increased by $3.9 million, or 6.4%, over the first quarter of 2006.  The increase was due primarily to the $2.7 million increase in IWM revenues, higher electronic banking fees and service charges on deposits.  These increases were offset partially by seasonally lower insurance revenues and lower nonmarketable invcstment income.

Noninterest income for the six months ended June 30, 2006 increased to $125.1 million, or 6.1%, over the $117.9 million for the six months ended June 30, 2005.  This increase was due to an increase of $7.1 million in IWM income and a $2.7 million increase in nonmarketable investments partially offset by a $1.3 million decrease in other income, which included a $0.1 million gain on sales of bank-owned premises compared with a $4.5 million gain for the same period in the prior year.

Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 5.3% for the quarter ended June 30, 2006 to $109.4 million from $103.9 million for the second quarter of 2005.  The $5.5 million increase in noninterest expenses for the second quarter of 2006 over the same period in the prior year was due primarily to $3.0 million in merit and staffing increases; a $2.3 million increase in benefit costs; a $1.1 million increase in occupancy costs related to the CBNV acquisition and the addition of new branches; a $1.9 million increase in other professional services; and a $1.5 million increase in other licensing fees related to the restructuring of the real estate pension advisory relationship.  Partially offsetting these increases were an additional $5.3 million in deferred salaries expense related to loan origination costs and a decrease of $3.0 million in incentive compensation.  The lower incentive accruals were reflective of the slower growth in net income during 2006 and management’s expectation that competitive and interest rate environments will continue to pressure net income growth.

Noninterest expense for the second quarter of 2006 increased $2.7 million from the first quarter of 2006 due to increases in professional services and to the licensing fees related to the restructuring of the real estate pension advisory relationship.

Noninterest expenses for the six months ended June 30, 2006 increased to $216.1 million, or 5.9%, over the $204.1 million for the six months ended June 30, 2005.

The cash operating efficiency ratio, a key measure of expense management, was 47.08% for the second quarter of 2006 compared with 48.26% for the second quarter of 2005 and 47.30% for the first quarter of 2006.  Return on average assets for each of the first and second quarters of 2006 was 1.75% and 1.79% for the second quarter of 2005.  Return on average tangible equity was 18.80% for the second quarter of 2006 compared with 19.64% for the second quarter of 2005 and 18.97% for the first quarter of 2006.  The ratio of average tangible equity to average tangible assets was 9.88% for the second quarter of 2006 compared with 9.67% for the second quarter of 2005 and 9.81% for the first quarter of 2006.  See Footnotes No. 1, 2 and 3 at the end of this release for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

For the six months ended June 30, 2006, return on average assets was 1.75%; return on average tangible equity was 18.89%; and the ratio of average tangible equity to average tangible assets was 9.85%.  See Footnotes No. 1, 2 and 3 at the end of this release for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

At June 30, 2006, total assets increased by 5.7% to $17 billion and total loans increased by 6.0% to $12.1 billion from June 30, 2005.  Total deposits increased by 5.2% from the prior year to $12.4 billion and shareholders’ equity increased by 6.8% to $2.3 billion from a year earlier.  Effective at the June 2006 Board of Directors meeting, the quarterly dividend rate was increased by 7.7% to $0.28 from $0.26 per share.  The Board also authorized Bankshares to purchase up to 2,000,000 shares of its common stock, in addition to approximately 677,000 shares that may be purchased under Bankshares’ previously announced program.  Approximately 37,000 shares have been repurchased in 2006.

Mercantile Bankshares Corporation, with more than $17 billion in assets, is a regional multi-bank financial holding company with headquarters in Baltimore, Maryland.  Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 237 offices and more than 248 ATMs.  The Investment & Wealth Management division has assets under administration in excess of $47 billion, with management responsibility for more than $20 billion of these assets.  Additional information is available at www.mercantile.com.

Cautionary Statement

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”).  Bankshares’ management uses these operating earnings measures in their analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude intangible assets and the amortization of intangible assets related to the consummation of mergers.  These operating earnings measures may also exclude other significant gains, losses or expenses that are not considered components of core operations.  Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares’ core businesses.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

Earnings Conference Call

Mercantile CEO Edward J. Kelly, III and CFO Terry L. Troupe will review second quarter 2006 earnings in a conference call and audio webcast on Tuesday, July 25, 2006 at 10:00 a.m. EDT.

To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086, ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A webcast of the conference call also will be available on the Internet at http://www.mrbk.com/invest/share_news.html, Investor Relations, Shareholder News.

The conference call will be available for replay until August 31, 2006 at www.mercantile.com, Investor Relations, Shareholder News.  An audio replay also is available until August 31, 2006 by dialing 877-519-4471 and entering the access code/pin # 4644353.

Additional financial information is attached.

David E. Borowy

Investor Relations

(410) 347-8361

david.borowy@mercantile.com

CONSOLIDATED FINANCIAL SUMMARY

In thousands, except per share data

(unaudited)

	For the Six Months Ended June 30,			For the Quarter Ended June 30,
			% Increase			% Increase
	2006	2005	(Decrease)	2006	2005	(Decrease)
OPERATING RESULTS
Net interest income (1)	$319,723	$295,450	8.2%	$161,410	$152,367	5.9%
Net interest income - taxable equivalent (1)	323,400	298,683	8.3	163,254	154,023	6.0
Provision for credit losses	—	756	(100.0)	—	—	—
Net income	143,851	130,500	10.2	73,092	67,873	7.7

PER COMMON SHARE DATA*
Basic net income	$1.17	$1.09	7.3%	$0.59	$0.56	5.4%
Diluted net income	1.16	1.08	7.4	0.59	0.56	5.4
Dividends paid	0.54	0.49	10.2	0.28	0.25	12.0
Book value at period end	18.34	17.25	6.3
Market value at period end	35.67	34.35	3.8
Market range:
High	39.82	35.20	13.1	39.53	35.20	12.3
Low	35.00	32.27	8.5	35.00	32.39	8.1

AVERAGE BALANCE SHEET DATA
Total loans	$11,784,981	$10,608,428	11.1%	$11,921,540	$10,899,263	9.4%
Total earning assets	15,039,758	13,532,813	11.1	15,196,996	13,840,991	9.8
Total assets	16,618,470	14,872,933	11.7	16,798,972	15,233,571	10.3
Total deposits	12,066,264	10,997,532	9.7	12,190,193	11,273,220	8.1
Shareholders’ equity	2,285,529	1,996,444	14.5	2,309,149	2,042,104	13.1

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.75%	1.77%		1.75%	1.79%
Return on average equity (2)	12.69	13.18		12.70	13.33
Return on average tangible equity (2)	18.89	19.11		18.80	19.64
Average equity to average assets (2)	13.75	13.42		13.75	13.41
Average tangible equity to average tangible assets (2)	9.85	9.83		9.88	9.67
Net interest rate spread - taxable equivalent	3.58	3.97		3.51	3.95
Net interest margin on earning assets - taxable equivalent	4.34	4.45		4.31	4.46
Efficiency ratio (1),(3)	48.19	48.98		48.05	48.54
Cash operating efficiency ratio (1),(3)	47.19	48.46		47.08	48.26
Dividend payout ratio*	46.15	44.95		47.46	44.64

Bank offices	237	239	(2)
Employees	3,667	3,630	37

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs /(recoveries)	$(1,145)	$(257)	345.5%	$(986)	$(998)	(1.2)%
Nonaccrual loans	29,245	26,909	8.7
Restructured loans	—	—	—
Total nonperforming loans	29,245	26,909	8.7
Other real estate owned, net	49	777	(93.7)
Total nonperforming assets	29,294	27,686	5.8

CREDIT QUALITY RATIOS
Net charge-offs/(recoveries), annualized, as a percent of period-end loans	(0.02)%	—%		(0.03)%	(0.04)%
Nonperforming loans as a percent of period-end loans	0.24	0.24
Allowance for loan losses as a percent of period-end loans**	1.19	1.38
Allowance for loan losses as a percent of nonperforming loans	488.49	583.82
Other real estate owned as a percent of period-end loans and other real estate owned	—	0.01
Nonperforming assets as a percent of period-end loans and other real estate owned	0.24	0.24
Nonperforming assets as a percent of total assets	0.17	0.17

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Per share amounts and other applicable information have been adjusted to give effect to the split.

** The decline in the allowance for loan losses was due primarily to the reclassification of $14.0 million out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities during the first quarter of 2006.

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance.  For comparability, certain prior period amounts were reclassified to conform with current period presentation.

(1),(2),(3)  See page 15 of 15 for additional information.

STATEMENTS OF CONSOLIDATED INCOME

In thousands, except per share data

(unaudited)

	For the Six Months Ended June 30,				For the Quarter Ended June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
INTEREST INCOME
Interest and fees on loans	$404,151	$322,421	$81,730	25.3%	$208,096	$169,877	$38,219	22.5%
Interest and dividends on investment securities:
Taxable interest income	60,930	50,366	10,564	21.0	31,135	25,374	5,761	22.7
Tax-exempt interest income	1,543	1,509	34	2.3	765	788	(23)	(2.9)
Other investment income	1,326	1,227	99	8.1	699	583	116	19.9
	63,799	53,102	10,697	20.1	32,599	26,745	5,854	21.9
Other interest income	1,756	786	970	123.4	1,098	442	656	148.4
Total interest income	469,706	376,309	93,397	24.8	241,793	197,064	44,729	22.7

INTEREST EXPENSE
Interest on deposits	106,846	56,689	50,157	88.5	57,603	31,384	26,219	83.5
Interest on short-term borrowings	24,523	9,526	14,997	157.4	13,500	5,484	8,016	146.2
Interest on long-term debt	18,614	14,644	3,970	27.1	9,280	7,829	1,451	18.5
Total interest expense	149,983	80,859	69,124	85.5	80,383	44,697	35,686	79.8

NET INTEREST INCOME	319,723	295,450	24,273	8.2	161,410	152,367	9,043	5.9
Provision for credit losses	—	756	(756)	(100.0)	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	319,723	294,694	25,029	8.5	161,410	152,367	9,043	5.9

NONINTEREST INCOME
Investment and wealth management	54,986	47,837	7,149	14.9	28,865	23,780	5,085	21.4
Service charges on deposit accounts	21,160	21,514	(354)	(1.6)	10,868	11,088	(220)	(2.0)
Mortgage banking-related fees	4,545	5,178	(633)	(12.2)	2,335	2,895	(560)	(19.3)
Investment securities gains and (losses)	(13)	490	(503)	(102.7)	—	76	(76)	(100.0)
Nonmarketable investments	12,233	9,493	2,740	28.9	5,964	4,222	1,742	41.3
Other income	32,163	33,423	(1,260)	(3.8)	16,436	18,005	(1,569)	(8.7)
Total noninterest income	125,074	117,935	7,139	6.1	64,468	60,066	4,402	7.3

NONINTEREST EXPENSES
Salaries	96,331	96,734	(403)	(0.4)	47,232	50,180	(2,948)	(5.9)
Employee benefits	29,027	23,853	5,174	21.7	14,292	11,956	2,336	19.5
Net occupancy expense of bank premises	15,702	13,779	1,923	14.0	7,931	6,857	1,074	15.7
Furniture and equipment expenses	16,399	15,203	1,196	7.9	8,094	7,924	170	2.1
Communications and supplies	8,287	8,059	228	2.8	4,469	4,019	450	11.2
Other expenses	50,391	46,438	3,953	8.5	27,404	22,977	4,427	19.3
Total noninterest expenses	216,137	204,066	12,071	5.9	109,422	103,913	5,509	5.3

Income before income taxes	228,660	208,563	20,097	9.6	116,456	108,520	7,936	7.3
Applicable income taxes	84,809	78,063	6,746	8.6	43,364	40,647	2,717	6.7

NET INCOME	$143,851	$130,500	$13,351	10.2	$73,092	$67,873	$5,219	7.7

Weighted average shares outstanding*	123,133	119,812	3,321	2.8	123,222	120,772	2,450	2.0
Adjusted weighted average shares outstanding*	124,305	120,782	3,523	2.9	124,324	121,741	2,583	2.1

NET INCOME PER COMMON SHARE:*
Basic	$1.17	$1.09	$0.08	7.3	$0.59	$0.56	$0.03	5.4
Diluted	$1.16	$1.08	$0.08	7.4	$0.59	$0.56	$0.03	5.4

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Average share and per share amounts have been adjusted to give effect to the split.

CONSOLIDATED BALANCE SHEETS

In thousands, except per share data

(unaudited)

	June 30,		Increase/(Decrease)
	2006	2005	Amount	%
ASSETS

Cash and due from banks	$380,476	$382,695	$(2,219)	(0.6)%
Interest-bearing deposits in other banks	200	200	—	—
Investment securities:
Available-for-sale at fair value
U.S. Treasury and government agencies	1,415,655	1,392,422	23,233	1.7
Mortgage-backed securities	1,565,979	1,424,233	141,746	10.0
States and political subdivisions	63,243	78,868	(15,625)	(19.8)
Other investments	64,831	64,752	79	0.1
Held-to-maturity
States and political subdivisions - fair value of $15,871 (2006) and $18,788 (2005)	15,532	18,056	(2,524)	(14.0)
Total investment securities	3,125,240	2,978,331	146,909	4.9

Federal funds sold	19,106	95,102	(75,996)	(79.9)
Loans held-for-sale	61,721	16,754	44,967	268.4

Loans	12,050,180	11,364,306	685,874	6.0
Less: allowance for loan losses	(142,860)	(157,101)	(14,241)	(9.1)
Loans, net	11,907,320	11,207,205	700,115	6.2

Bank premises and equipment, net	139,007	147,774	(8,767)	(5.9)
Other real estate owned, net	49	777	(728)	(93.7)
Goodwill	679,710	667,465	12,245	1.8
Other intangible assets, net	42,403	49,830	(7,427)	(14.9)
Other assets	647,482	546,861	100,621	18.4
Total assets	$17,002,714	$16,092,994	$909,720	5.7

LIABILITIES

Deposits:
Noninterest-bearing deposits	$3,392,286	$3,293,344	$98,942	3.0
Interest-bearing deposits	9,051,736	8,537,407	514,329	6.0
Total deposits	12,444,022	11,830,751	613,271	5.2
Short-term borrowings	1,432,119	1,192,782	239,337	20.1
Accrued expenses and other liabilities	210,699	140,390	70,309	50.1
Long-term debt	650,829	807,954	(157,125)	(19.4)
Total liabilities	14,737,669	13,971,877	765,792	5.5

SHAREHOLDERS’ EQUITY

Preferred stock, no par value; authorized 2,000,000 shares; issued and outstanding—None
Common stock, $2 par value; authorized 200,000,000 shares	247,046	163,965	83,081	50.7
Capital surplus	600,349	665,006	(64,657)	(9.7)
Retained earnings	1,466,852	1,302,869	163,983	12.6
Accumulated other comprehensive income (loss)	(49,202)	(10,723)	(38,479)	(358.8)
Total shareholders’ equity	2,265,045	2,121,117	143,928	6.8
Total liabilities and shareholders’ equity	$17,002,714	$16,092,994	$909,720	5.7

Actual shares outstanding*	123,523	122,974	549	0.4
Book value per common share*	$18.34	$17.25	$1.09	6.3

* In January 2006, Bankshares announced a three-for-two stock split on its common stock. Share and per share amounts have been adjusted to give effect to the split.

CONSOLIDATED AVERAGE BALANCE SHEETS

In thousands

(unaudited)

	For the Six Months Ended June 30,				For the Quarter Ended June 30,
	2006		2005		2006		2005
	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)
	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate
Earning assets
Loans:
Commercial and leasing	$2,944,881	7.21%	$2,887,558	6.11%	$2,956,420	7.35%	$2,926,234	6.31%
Commercial real estate	3,711,298	6.96	3,249,322	6.40	3,748,795	7.02	3,363,924	6.51
Construction	1,745,346	7.98	1,385,942	6.46	1,808,734	8.09	1,442,621	6.66
Residential real estate	1,854,029	6.16	1,736,644	5.93	1,876,209	6.16	1,762,991	5.95
Home equity lines	490,428	7.45	499,446	5.61	484,396	7.65	502,917	5.85
Consumer	1,038,999	5.76	849,516	5.85	1,046,986	5.78	900,576	5.77
Total loans	11,784,981	6.96	10,608,428	6.17	11,921,540	7.05	10,899,263	6.29

Federal funds sold, et al	64,422	5.49	36,404	4.35	71,448	6.16	40,904	4.33

Securities:(2)
Taxable securities
U.S. Treasury and government agencies	1,446,022	3.75	1,404,011	3.40	1,451,800	3.85	1,382,037	3.37
Mortgage-backed	1,597,164	4.30	1,334,525	4.03	1,605,222	4.30	1,365,012	4.05
Other investments	64,480	4.18	64,500	3.87	65,748	4.30	65,051	3.63
Tax-exempt securities
States and political subdivisions	82,489	6.24	84,750	5.94	81,038	6.26	88,537	5.90
Total securities	3,190,155	4.10	2,887,786	3.78	3,203,808	4.14	2,900,637	3.77

Interest-bearing deposits in other banks	200	1.44	195	1.23	200	1.51	187	1.31
Total earning assets	15,039,758	6.35	13,532,813	5.66	15,196,996	6.43	13,840,991	5.76

Cash and due from banks	302,726		296,227		304,132		301,484
Bank premises and equipment, net	138,591		142,895		138,941		144,347
Other assets	1,287,146		1,052,279		1,301,459		1,099,607
Less: allowance for loan losses	(149,751)		(151,281)		(142,556)		(152,858)
Total assets	$16,618,470		$14,872,933		$16,798,972		$15,233,571

Interest-bearing liabilities
Deposits:
Savings	$1,301,926	0.47	$1,461,782	0.34	$1,282,700	0.48	$1,463,960	0.36
Checking plus interest	1,320,056	0.19	1,384,616	0.16	1,298,636	0.20	1,418,337	0.16
Money market	1,898,316	2.40	1,562,736	1.04	1,947,364	2.62	1,574,422	1.15
Time deposits $100,000 and over	1,974,472	4.19	1,523,393	2.82	2,044,074	4.37	1,618,161	2.97
Other time deposits	2,340,649	3.35	1,983,713	2.41	2,362,074	3.47	2,060,974	2.54
Total interest-bearing deposits	8,835,419	2.44	7,916,240	1.44	8,934,848	2.59	8,135,854	1.55
Short-term borrowings	1,372,322	3.60	1,011,161	1.90	1,423,480	3.80	1,021,281	2.15
Long-term debt	701,761	5.35	715,859	4.13	673,599	5.53	742,056	4.23
Total interest-bearing funds	10,909,502	2.77	9,643,260	1.69	11,031,927	2.92	9,899,191	1.81

Noninterest-bearing deposits	3,230,845		3,081,292		3,255,345		3,137,366
Other liabilities and accrued expenses	192,594		151,937		202,551		154,910
Total liabilities	14,332,941		12,876,489		14,489,823		13,191,467
Shareholders’ equity	2,285,529		1,996,444		2,309,149		2,042,104
Total liabilities & shareholders’ equity	$16,618,470		$14,872,933		$16,798,972		$15,233,571

Net interest rate spread		3.58%		3.97%		3.51%		3.95%
Effect of noninterest-bearing funds		0.76		0.48		0.80		0.51
Net interest margin on earning assets		4.34%		4.45%		4.31%		4.46%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

SUPPLEMENTAL LOAN INFORMATION BY QUARTER

In thousands

(unaudited)

	2Q 06	1Q 06	4Q 05	3Q 05	2Q 05
PERIOD-END LOANS BY TYPE
Commercial and Leasing	$2,935,369	$2,899,242	$2,957,301	$2,925,445	$2,923,419
Commercial Real Estate	3,826,335	3,675,692	3,703,297	3,638,238	3,585,592
Construction	1,855,110	1,740,413	1,607,095	1,543,633	1,560,149
Residential Real Estate	1,905,032	1,856,250	1,802,373	1,778,684	1,776,959
Home Equity Lines	479,011	487,586	505,508	520,214	517,342
Consumer	1,049,323	1,036,985	1,032,271	1,039,845	1,000,845
TOTAL LOANS AT END OF PERIOD	$12,050,180	$11,696,168	$11,607,845	$11,446,059	$11,364,306

NONPERFORMING LOANS BY TYPE
Commercial and Leasing	$8,399	$15,748	$15,771	$21,065	$21,980
Commercial Real Estate	3,623	4,600	4,451	3,240	2,848
Construction	15,482	414	376	377	378
Residential Real Estate	1,094	1,577	1,505	1,845	1,238
Home Equity Lines	332	148	88	89	86
Consumer	315	403	374	406	379
TOTAL NONPERFORMING LOANS AT END OF PERIOD	$29,245	$22,890	$22,565	$27,022	$26,909

LOANS PAST DUE 30-89 DAYS BY TYPE
Commercial and Leasing	$6,794	$7,412	$5,513	$12,604	$6,256
Commercial Real Estate	8,201	13,386	4,973	8,976	14,634
Construction	10,008	23,979	33,628	24,026	9,551
Residential Real Estate	8,369	9,949	13,948	7,141	8,144
Home Equity Lines	1,075	1,197	1,233	543	697
Consumer	4,148	4,313	5,856	4,005	4,449
TOTAL LOANS PAST DUE 30-89 DAYS	$38,595	$60,236	$65,151	$57,295	$43,731

CHARGE-OFFS BY LOAN TYPE
Commercial and Leasing	$193	$401	$1,440	$570	$383
Commercial Real Estate	153	209	—	—	—
Construction	—	—	—	—	—
Residential Real Estate	—	2	160	28	3
Home Equity Lines	—	—	22	—	69
Consumer	504	766	1,155	1,112	718
TOTAL CHARGE-OFFS	$850	$1,378	$2,777	$1,710	$1,173

RECOVERIES BY LOAN TYPE
Commercial and Leasing	$1,174	$908	$1,732	$233	$985
Commercial Real Estate	27	33	7	27	118
Construction	—	1	—	445	1
Residential Real Estate	28	25	6	167	30
Home Equity Lines	22	2	—	—	—
Consumer	585	568	529	93	1,037
TOTAL RECOVERIES	$1,836	$1,537	$2,274	$965	$2,171

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

(unaudited)

	2Q 06	1Q 06	4Q 05	3Q 05	2Q 05

INVESTMENT AND WEALTH MANAGEMENT ASSET DATA (End of Period)	In billions
Personal
Assets with Investment Responsibility	$8.9	$8.9	$8.7	$8.8	$8.2
Assets with no Investment Responsibility	3.9	4.0	3.8	3.7	3.8
Total Personal	12.8	12.9	12.5	12.5	12.0

Institutional
Assets with Investment Responsibility	11.4	11.6	11.6	12.0	12.5
Assets with no Investment Responsibility	22.7	23.1	22.1	21.7	23.6
Total Institutional	34.1	34.7	33.7	33.7	36.1

Mutual Funds Not Included Above	0.3	0.3	0.3	0.2	0.2

Total
Assets with Investment Responsibility	20.6	20.8	20.6	21.0	20.9
Assets with no Investment Responsibility	26.6	27.1	25.9	25.4	27.4
Total Assets Under Administration	$47.2	$47.9	$46.5	$46.4	$48.3

OTHER INTANGIBLE ASSETS INFORMATION
	In thousands
EOP Deposit Intangibles, Net	$30,744	$32,232	$33,719	$35,206	$36,832
EOP Mortgage Servicing Rights, Net	1,858	1,801	1,757	1,216	1,289
EOP Other Intangible Assets, Net	9,801	10,428	11,177	11,063	11,709
EOP Total Other Intangible Assets, Net	$42,403	$44,461	$46,653	$47,485	$49,830

Amortization of Deposit Intangibles	$1,488	$1,487	$1,488	$1,475	$1,447
Amortization of Mortgage Servicing Rights	91	89	82	105	81
Amortization of Other Intangible Assets	638	749	721	651	651
Total Amortization of Other Intangible Assets	$2,217	$2,325	$2,291	$2,231	$2,179

PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS
	In thousands
EOP Residential Real Estate Mortgages (owned)	$35,264	$37,780	$41,297	$44,573	$50,283
EOP Commercial Real Estate Mortgages (owned)	1,687,185	1,735,313	1,744,615	1,738,807	1,830,277
EOP Commercial Real Estate Mortgages (not owned)	4,369,724	4,350,755	4,403,576	4,354,568	4,164,748
EOP Total Principal Balance of Loans Serviced for Others	$6,092,173	$6,123,848	$6,189,488	$6,137,948	$6,045,308

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

In thousands, except per share data

(unaudited)

						2Q 06	2Q 06
						vs	vs
	2Q 06	1Q 06	4Q 05	3Q 05	2Q 05	1Q 06	2Q 05
OPERATING RESULTS
Net interest income (1)	$161,410	$158,313	$162,434	$159,242	$152,367	2.0%	5.9%
Net interest income - taxable equivalent (1)	163,254	160,146	164,267	161,023	154,023	1.9	6.0
Provision for credit losses	—	—	—	820	—	—	—
Net income	73,092	70,759	74,863	70,956	67,873	3.3	7.7

PER COMMON SHARE DATA*
Basic net income	$0.59	$0.58	$0.61	$0.58	$0.56	1.7%	5.4%
Diluted net income	0.59	0.57	0.60	0.57	0.56	3.5	5.4
Dividends paid	0.28	0.26	0.25	0.25	0.25	7.7	12.0
Book value at period end	18.34	18.05	17.81	17.47	17.25	1.6	6.3
Market value at period end	35.67	38.45	37.63	35.92	34.35	(7.2)	3.8
Market range:
High	39.53	39.82	40.09	37.46	35.20	(0.7)	12.3
Low	35.00	36.88	34.11	34.13	32.39	(5.1)	8.1

AVERAGE BALANCE SHEET DATA
Total loans	$11,921,540	$11,646,904	$11,497,885	$11,389,731	$10,899,263	2.4%	9.4%
Total earning assets	15,196,996	14,880,775	14,698,731	14,490,736	13,840,991	2.1	9.8
Total assets	16,798,972	16,435,964	16,258,275	16,065,168	15,233,571	2.2	10.3
Total deposits	12,190,193	11,940,956	11,894,394	11,751,990	11,273,220	2.1	8.1
Shareholders’ equity	2,309,149	2,261,646	2,210,050	2,179,415	2,042,104	2.1	13.1

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.75%	1.75%	1.83%	1.75%	1.79%
Return on average equity (2)	12.70	12.69	13.44	12.92	13.33
Return on average tangible equity (2)	18.80	18.97	20.26	19.62	19.64
Average equity to average assets (2)	13.75	13.76	13.59	13.57	13.41
Average tangible equity to average tangible assets (2)	9.88	9.81	9.61	9.53	9.67
Net interest rate spread - taxable equivalent	3.51	3.64	3.78	3.83	3.95
Net interest margin on earning assets - taxable equivalent	4.31	4.36	4.43	4.41	4.46
Efficiency ratio (1),(3)	48.05	48.34	47.87	48.36	48.54
Cash operating efficiency ratio (1),(3)	47.08	47.30	46.69	46.99	48.26
Dividend payout ratio*	47.46	44.83	40.98	43.10	44.64

Bank offices	237	238	240	238	239	(1)	(2)
Employees	3,667	3,658	3,606	3,607	3,630	9	37

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs /(recoveries)	$(986)	$(159)	$503	$745	$(998)	520.1%	(1.2)%
Nonaccrual loans	29,245	22,890	22,565	27,022	26,909	27.8	8.7
Restructured loans	—	—	—	—	—	—	—
Total nonperforming loans	29,245	22,890	22,565	27,022	26,909	27.8	8.7
Other real estate owned, net	49	713	667	777	777	(93.1)	(93.7)
Total nonperforming assets	29,294	23,603	23,232	27,799	27,686	24.1	5.8

CREDIT QUALITY RATIOS
Net charge-offs/(recoveries), annualized, as a percent of period-end loans	(0.03)%	(0.01)%	0.02%	0.03%	(0.04)%
Nonperforming loans as a percent of period-end loans	0.24	0.20	0.19	0.24	0.24
Allowance for loan losses as a percent of period-end loans**	1.19	1.21	1.35	1.37	1.38
Allowance for loan losses as a percent of nonperforming loans	488.49	619.81	694.32	581.66	583.82
Other real estate owned as a percent of period-end loans and other real estate owned	—	0.01	0.01	0.01	0.01
Nonperforming assets as a percent of period-end loans and other real estate owned	0.24	0.20	0.20	0.24	0.24
Nonperforming assets as a percent of total assets	0.17	0.14	0.14	0.17	0.17

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Per share amounts and other applicable information have been adjusted to give effect to the split.

** The decline in the allowance for loan losses was due primarily to the reclassification of $14.0 million out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities during the first quarter of 2006.

(1),(2),(3)  See page 15 of 15 for additional information.

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

In thousands, except per share data

(unaudited)

						2Q 06	2Q 06
						vs	vs
	2Q 06	1Q 06	4Q 05	3Q 05	2Q 05	1Q 06	2Q 05
INTEREST INCOME
Interest and fees on loans	$208,096	$196,055	$192,697	$185,714	$169,877	6.1%	22.5%
Interest and dividends on investment securities:
Taxable interest income	31,135	29,795	30,081	26,686	25,374	4.5	22.7
Tax-exempt interest income	765	778	813	839	788	(1.7)	(2.9)
Other investment income	699	627	722	526	583	11.5	19.9
	32,599	31,200	31,616	28,051	26,745	4.5	21.9
Other interest income	1,098	658	890	760	442	66.9	148.4
Total interest income	241,793	227,913	225,203	214,525	197,064	6.1	22.7

INTEREST EXPENSE
Interest on deposits	57,603	49,243	44,637	38,591	31,384	17.0	83.5
Interest on short-term borrowings	13,500	11,023	9,038	7,702	5,484	22.5	146.2
Interest on long-term debt	9,280	9,334	9,094	8,990	7,829	(0.6)	18.5
Total interest expense	80,383	69,600	62,769	55,283	44,697	15.5	79.8

NET INTEREST INCOME	161,410	158,313	162,434	159,242	152,367	2.0	5.9
Provision for credit losses	—	—	—	820	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	161,410	158,313	162,434	158,422	152,367	2.0	5.9

NONINTEREST INCOME
Investment and wealth management	28,865	26,121	24,251	23,668	23,780	10.5	21.4
Service charges on deposit accounts	10,868	10,292	10,893	11,478	11,088	5.6	(2.0)
Mortgage banking-related fees	2,335	2,210	4,690	5,151	2,895	5.7	(19.3)
Investment securities gains and (losses)	—	(13)	(53)	(32)	76	100.0	(100.0)
Nonmarketable investments	5,964	6,269	6,199	4,190	4,222	(4.9)	41.3
Other income	16,436	15,727	16,131	18,619	18,005	4.5	(8.7)
Total noninterest income	64,468	60,606	62,111	63,074	60,066	6.4	7.3

NONINTEREST EXPENSES
Salaries	47,232	49,099	51,740	51,748	50,180	(3.8)	(5.9)
Employee benefits	14,292	14,735	10,685	11,637	11,956	(3.0)	19.5
Net occupancy expense of bank premises	7,931	7,771	7,678	7,139	6,857	2.1	15.7
Furniture and equipment expenses	8,094	8,305	8,491	7,965	7,924	(2.5)	2.1
Communications and supplies	4,469	3,818	4,414	3,933	4,019	17.1	11.2
Other expenses	27,404	22,987	25,365	25,960	22,977	19.2	19.3
Total noninterest expenses	109,422	106,715	108,373	108,382	103,913	2.5	5.3

Income before income taxes	116,456	112,204	116,172	113,114	108,520	3.8	7.3
Applicable income taxes	43,364	41,445	41,309	42,158	40,647	4.6	6.7

NET INCOME	$73,092	$70,759	$74,863	$70,956	$67,873	3.3	7.7

Weighted average shares outstanding*	123,222	123,043	122,923	122,797	120,772	0.1	2.0
Adjusted weighted average shares outstanding*	124,324	124,294	124,134	123,953	121,741	—	2.1

NET INCOME PER COMMON SHARE:*
Basic	$0.59	$0.58	$0.61	$0.58	$0.56	1.7	5.4
Diluted	$0.59	$0.57	$0.60	$0.57	$0.56	3.5	5.4

* In January 2006, Bankshares announced a three-for-two stock split on its common stock. Average share and per share amounts have been adjusted to give effect to the split.

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

In thousands

(unaudited)

						2Q 06	2Q 06
						vs	vs
	2Q 06	1Q 06	4Q 05	3Q 05	2Q 05	1Q 06	2Q 05
Noninterest Income
Investment and wealth management	$28,865	$26,121	$24,251	$23,668	$23,780	10.5%	21.4%
Service charges on deposit accounts	10,868	10,292	10,893	11,478	11,088	5.6	(2.0)
Mortgage banking-related fees:
Commercial	1,792	1,879	4,000	4,086	2,092	(4.6)	(14.3)
Residential	543	331	690	1,065	803	64.0	(32.4)
Total mortgage banking-related fees	2,335	2,210	4,690	5,151	2,895	5.7	(19.3)
Investment securities gains and (losses)	—	(13)	(53)	(32)	76	100.0	(100.0)
Nonmarketable investments:
Private equity and other investments	3,371	1,324	3,310	39	4,569	154.6	(26.2)
Hedge funds	1,005	3,395	1,104	2,897	(1,245)	(70.4)	180.7
Bank-owned life insurance	1,588	1,550	1,785	1,254	898	2.5	76.8
Total nonmarketable investments	5,964	6,269	6,199	4,190	4,222	(4.9)	41.3
Other income:
Electronic banking fees	6,487	5,636	5,832	7,010	5,954	15.1	9.0
Charges and fees on loans	3,106	2,765	3,063	3,786	3,020	12.3	2.8
Insurance	3,761	5,101	3,439	3,480	3,558	(26.3)	5.7
All other income	3,082	2,225	3,797	4,343	5,473	38.5	(43.7)
Total other income	16,436	15,727	16,131	18,619	18,005	4.5	(8.7)
Total	$64,468	$60,606	$62,111	$63,074	$60,066	6.4	7.3

						2Q 06	2Q 06
						vs	vs
	2Q 06	1Q 06	4Q 05	3Q 05	2Q 05	1Q 06	2Q 05
Noninterest Expenses
Salaries	$47,232	$49,099	$51,740	$51,748	$50,180	(3.8)%	(5.9)%
Employee benefits	14,292	14,735	10,685	11,637	11,956	(3.0)	19.5
Net occupancy expense of bank premises	7,931	7,771	7,678	7,139	6,857	2.1	15.7
Furniture and equipment expenses	8,094	8,305	8,491	7,965	7,924	(2.5)	2.1
Communications and supplies	4,469	3,818	4,414	3,933	4,019	17.1	11.2
Other expenses:
Professional services	6,743	5,170	5,867	6,040	4,882	30.4	38.1
Advertising and promotional expenses	2,355	1,498	2,553	2,162	2,677	57.2	(12.0)
Electronic banking expenses	3,529	3,127	3,503	4,025	3,177	12.9	11.1
Amortization of intangible assets	2,217	2,325	2,291	2,231	2,179	(4.6)	1.7
Outsourcing expenses	2,641	2,823	3,065	3,093	2,383	(6.4)	10.8
All other expenses	9,919	8,044	8,086	8,409	7,679	23.3	29.2
Total other expenses	27,404	22,987	25,365	25,960	22,977	19.2	19.3
Total	$109,422	$106,715	$108,373	$108,382	$103,913	2.5	5.3

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

In thousands

(unaudited)

											Average Balance
											2Q 06	2Q 06
											vs	vs
	2Q 06		1Q 06		4Q 05		3Q 05		2Q 05		1Q 06	2Q 05
	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)
	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate
Earning assets
Loans:
Commercial and leasing	$2,956,420	7.35%	$2,933,214	7.06%	$2,912,089	6.86%	$2,914,761	6.62%	$2,926,234	6.31%	0.8%	1.0%
Commercial real estate	3,748,795	7.02	3,673,385	6.89	3,664,491	6.79	3,610,170	6.65	3,363,924	6.51	2.1	11.4
Construction	1,808,734	8.09	1,681,253	7.86	1,574,597	7.56	1,544,082	7.21	1,442,621	6.66	7.6	25.4
Residential real estate	1,876,209	6.16	1,831,603	6.16	1,798,686	6.05	1,775,023	5.98	1,762,991	5.95	2.4	6.4
Home equity lines	484,396	7.65	496,526	7.25	511,673	6.73	517,798	6.23	502,917	5.85	(2.4)	(3.7)
Consumer	1,046,986	5.78	1,030,923	5.73	1,036,349	5.68	1,027,897	5.71	900,576	5.77	1.6	16.3
Total loans	11,921,540	7.05	11,646,904	6.87	11,497,885	6.69	11,389,731	6.51	10,899,263	6.29	2.4	9.4

Federal funds sold, et al	71,448	6.16	57,318	4.65	76,062	4.64	57,932	5.20	40,904	4.33	24.7	74.7

Securities: (2)
Taxable securities:
U.S. Treasury and government agencies	1,451,800	3.85	1,440,180	3.64	1,429,583	3.41	1,431,397	3.35	1,382,037	3.37	0.8	5.0
Mortgage-backed	1,605,222	4.30	1,589,017	4.30	1,545,324	4.56	1,455,475	3.98	1,365,012	4.05	1.0	17.6
Other investments	65,748	4.30	63,199	4.06	60,998	4.77	62,318	3.35	65,051	3.63	4.0	1.1
Tax-exempt securities:
States and political subdivisions	81,038	6.26	83,957	6.22	88,679	6.01	93,683	5.89	88,537	5.90	(3.5)	(8.5)
Total securities	3,203,808	4.14	3,176,353	4.05	3,124,584	4.08	3,042,873	3.73	2,900,637	3.77	0.9	10.5

Interest-bearing deposits in other banks	200	1.51	200	1.36	200	1.35	200	1.02	187	1.31	—	7.0
Total earning assets	15,196,996	6.43	14,880,775	6.26	14,698,731	6.13	14,490,736	5.92	13,840,991	5.76	2.1	9.8

Cash and due from banks	304,132		301,305		319,176		326,515		301,484		0.9	0.9
Bank premises and equipment, net	138,941		138,237		139,662		147,248		144,347		0.5	(3.7)
Other assets	1,301,459		1,272,673		1,258,868		1,257,846		1,099,607		2.3	18.4
Less: allowance for loan losses	(142,556)		(157,026)		(158,162)		(157,177)		(152,858)		(9.2)	(6.7)
Total assets	$16,798,972		$16,435,964		$16,258,275		$16,065,168		$15,233,571		2.2	10.3

Interest-bearing liabilities
Deposits:
Savings	$1,282,700	0.48	$1,321,364	0.45	$1,371,020	0.45	$1,420,283	0.42	$1,463,960	0.36	(2.9)	(12.4)
Checking plus interest	1,298,636	0.20	1,341,714	0.19	1,398,809	0.18	1,428,344	0.17	1,418,337	0.16	(3.2)	(8.4)
Money market	1,947,364	2.62	1,848,724	2.18	1,785,001	1.86	1,692,684	1.54	1,574,422	1.15	5.3	23.7
Time deposits $100,000 and over	2,044,074	4.37	1,904,098	4.00	1,784,340	3.66	1,674,265	3.30	1,618,161	2.97	7.4	26.3
Other time deposits	2,362,074	3.47	2,318,985	3.23	2,300,075	3.03	2,295,608	2.76	2,060,974	2.54	1.9	14.6
Total interest-bearing deposits	8,934,848	2.59	8,734,885	2.29	8,639,245	2.05	8,511,184	1.80	8,135,854	1.55	2.3	9.8
Short-term borrowings	1,423,480	3.80	1,320,595	3.39	1,213,396	2.96	1,185,142	2.58	1,021,281	2.15	7.8	39.4
Long-term debt	673,599	5.53	730,236	5.18	766,451	4.71	797,527	4.47	742,056	4.23	(7.8)	(9.2)
Total interest-bearing funds	11,031,927	2.92	10,785,716	2.62	10,619,092	2.35	10,493,853	2.09	9,899,191	1.81	2.3	11.4
Noninterest-bearing deposits	3,255,345		3,206,071		3,255,149		3,240,806		3,137,366		1.5	3.8
Other liabilities and accrued expenses	202,551		182,531		173,984		151,094		154,910		11.0	30.8
Total liabilities	14,489,823		14,174,318		14,048,225		13,885,753		13,191,467		2.2	9.8
Shareholders’ equity	2,309,149		2,261,646		2,210,050		2,179,415		2,042,104		2.1	13.1
Total liabilities & shareholders’ equity	$16,798,972		$16,435,964		$16,258,275		$16,065,168		$15,233,571		2.2	10.3

Net interest rate spread		3.51%		3.64%		3.78%		3.83%		3.95%
Effect of noninterest-bearing funds		0.80		0.72		0.65		0.58		0.51
Net interest margin on earning assets		4.31%		4.36%		4.43%		4.41%		4.46%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

RECONCILIATION OF NON-GAAP MEASURES

In thousands

(unaudited)

We believe the non-GAAP measures we use provide information useful to investors in understanding our ongoing core business and operational performance trends. These measures should not be viewed as a substitute for GAAP.  Management believes presentations of financial measures excluding the impact of certain items provide useful supplemental information and better reflect core operating activities.  In order to arrive at core business operating results, the effects of certain non-core business transactions such as gains and losses on the sales of securities, amortization of intangibles, restructuring charges and merger-related expenses, have been excluded.  Management reviews these same measures internally.  For instance, the cash operating efficiency ratio,  rather than the GAAP basis efficiency ratio, is used to measure management's success at controlling ongoing, core operating expenses.  Additionally, management believes that reporting several key measures based on tangible assets (total assets less intangible assets) and tangible equity (total equity less intangible assets) is important as this more closely approximates the basis for measuring the adequacy of capital for regulatory purposes.

	YTD	YTD
	2006	2005	2Q 06	1Q 06	4Q 05	3Q 05	2Q 05

(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis.  The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

Net interest income (GAAP basis)	$319,723	$295,450	$161,410	$158,313	$162,434	$159,242	$152,367
Taxable-equivalent adjustment	3,677	3,233	1,844	1,833	1,833	1,781	1,656
Net interest income - taxable equivalent	$323,400	$298,683	$163,254	$160,146	$164,267	$161,023	$154,023

(2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of Bankshares. This is consistent with the treatment by the bank regulatory agencies that excludes goodwill and other intangible assets from their calculation of risk-based capital ratios.

Return on average equity (GAAP basis)	12.69%	13.18%	12.70%	12.69%	13.44%	12.92%	13.33%
Impact of excluding average intangible assets and amortization	6.20	5.93	6.10	6.28	6.82	6.70	6.31
Return on average tangible equity	18.89%	19.11%	18.80%	18.97%	20.26%	19.62%	19.64%

Average equity to average assets (GAAP basis)	13.75%	13.42%	13.75%	13.76%	13.59%	13.57%	13.41%
Impact of excluding average intangible assets and amortization	(3.90)	(3.59)	(3.87)	(3.95)	(3.98)	(4.04)	(3.74)
Average tangible equity to average tangible assets	9.85%	9.83%	9.88%	9.81%	9.61%	9.53%	9.67%

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income.  When computing the cash operating efficiency ratio and cash operating earnings, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, and gains and losses on sales of premises and from sales of investment securities in order to assess the core operating results of Bankshares and because of the uncertainty as to timing and amount of gain or loss to be recognized.

Efficiency ratio (GAAP basis)	48.19%	48.98%	48.05%	48.34%	47.87%	48.36%	48.54%
Impact of excluding: Securities gains and (losses)	—	0.06	—	—	(0.01)	—	0.02
Gains/(losses) on sales of premises	0.01	0.53	0.01	0.02	—	(0.05)	0.78
Amortization of deposit intangibles	(0.66)	(0.68)	(0.66)	(0.68)	(0.66)	(0.65)	(0.69)
Amortization of other intangibles	(0.35)	(0.35)	(0.32)	(0.38)	(0.35)	(0.34)	(0.34)
Restructuring charges	—	—	—	—	—	—	—
Merger-related expenses	—	(0.08)	—	—	(0.16)	(0.33)	(0.05)
Cash operating efficiency ratio	47.19%	48.46%	47.08%	47.30%	46.69%	46.99%	48.26%

(4) Bankshares presents cash operating earnings in order to assess its core operating results.

Net income (GAAP basis)	$143,851	$130,500	$73,092	$70,759	$74,863	$70,956	$67,873
Less: Securities (gains) and losses, net of tax	8	(296)	—	8	32	19	(46)
(Gains)/losses on sales of premises, net of tax	(62)	(2,741)	(14)	(48)	—	117	(2,048)
Plus: Amortization of deposit intangibles, net of tax	1,798	1,701	899	899	899	892	875
Amortization of other intangibles, net of tax	947	868	440	507	486	458	442
Restructuring charges, net of tax	—	—	—	—	—	—	—
Merger-related expenses, net of tax	—	212	—	—	216	449	56
Cash operating earnings	$146,542	$130,244	$74,417	$72,125	$76,496	$72,891	$67,152